Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders of Hythiam, Inc.
Los Angeles, California
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 Nos. 333-112353, 333-121634, 333-123772, 333-123773, 333-128544, and 333-128931 and on Form S-8 Nos. 333-136446 and 333-123773 of Hythiam, Inc. of our reports dated March 14, 2007, relating to the consolidated financial statements and the effectiveness of Hythiam, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.
BDO Seidman, LLP
Los Angeles, California
March 14, 2007